Metalico, Inc.

FOR IMMEDIATE RELEASE

METALICO CLOSES ANNACO PURCHASE

CRANFORD, NJ, July 3, 2007 – Metalico, Inc. (AMEX: MEA) announced today that it has completed its previously announced purchase of the operating assets of Annaco, Inc., a major scrap metal recycling concern in Akron, Ohio.

Metalico is a leading scrap metal recycler and lead products fabricator, with scrap operations in New York State and Pennsylvania and lead fabricating facilities in Alabama, Illinois, Nevada and California. Its Metalico Akron, Inc. subsidiary acquired Annaco’s assets while another subsidiary, Metalico Akron Realty, Inc., bought the entities that own the real property used in Annaco’s operations from affiliates of Annaco.

Annaco is one of the largest motor block processors in the country and is a major regional provider of ferrous and non-ferrous scrap. Metalico Akron is retaining all of Annaco’s employees.

“Annaco gives us the opportunity to expand our footprint along the Great Lakes corridor,” said Carlos E. Agüero, Metalico’s President and Chief Executive Officer. “We’re looking forward to establishing ourselves in a dynamic and attractive community in northeastern Ohio.”

Metalico, Inc. is a rapidly growing holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. Including the Annaco acquisition, the Company operates eight recycling facilities through New York State, Pennsylvania, and Ohio and five lead fabrication plants in Alabama, Illinois, Nevada, and California. Metalico’s common stock is traded on the American Stock Exchange under the symbol MEA.

Forward-looking Statements

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

CONTACTS:

Metalico, Inc.
Carlos E. Agüero, President
Michael J, Drury, Executive Vice President
Metalico, Inc.
(908) 497-9610
Fax: (908) 497-1097
info@metalico.com

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